-------------------------                                     ------------------
CUSIP NO.     450707 10 4            13D                      PAGE 6 OF 39 PAGES
-------------------------                                     ------------------

                                   EXHIBIT 1
                                   ---------

                              IVI PUBLISHING, INC.

                             SUBSCRIPTION AGREEMENT
                             ----------------------

     THIS SUBSCRIPTION AGREEMENT AND THE ACCOMPANYING MATERIALS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY A SECURITY IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

     IN MAKING AN INVESTMENT DECISION THE INVESTOR MUST RELY ON ITS OWN EXAMINATION OF IVI PUBLISHING, INC. (THE "COMPANY"), ITS MANAGEMENT AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS THEREOF. NEITHER (I) THE SHARES OF PREFERRED STOCK, (II) THE COMMON STOCK UNDERLYING SUCH PREFERRED STOCK, (III) THE WARRANTS TO PURCHASE SHARES OF COMMON STOCK NOR (IV) THE COMMON STOCK UNDERLYING SUCH WARRANTS (COLLECTIVELY, THE "SECURITIES") WHICH ARE THE SUBJECT OF THIS SUBSCRIPTION AGREEMENT HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF AN INVESTMENT IN SUCH SECURITIES, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR HAVE THE SECURITIES BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE. THE SALE OF THE SECURITIES IS BEING MADE BY THE COMPANY IN RELIANCE ON APPLICABLE EXEMPTIONS UNDER THE SECURITIES ACT AND/OR THE RULES PROMULGATED THEREUNDER. AS A CONDITION TO ANY SALE, THE COMPANY WILL BE RELYING ON CERTAIN REPRESENTATIONS AND WARRANTIES FROM THE UNDERSIGNED AS SET FORTH IN THIS AGREEMENT TO THE EFFECT, AMONG OTHER THINGS, THAT THE INVESTOR IS ACQUIRING THE SECURITIES SOLELY FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TOWARD DISTRIBUTION OR FRACTIONALIZATION.

     INVESTMENT IN THE SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE INVESTOR MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

-------------------------                                     ------------------
CUSIP NO.     450707 10 4            13D                      PAGE 7 OF 39 PAGES
-------------------------                                     ------------------

     SUBSCRIPTION AGREEMENT (this "Subscription Agreement") dated as of October 31, 1995 between IVI PUBLISHING, INC., a Minnesota corporation (the "Company"), and the party set forth on the signature page hereto (the "Investor").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Investor desires to subscribe for and purchase from the Company, and the Company desires to issue and to sell to the Investor, (i) the number of shares of preferred stock, $.01 par value, designated as 6% Convertible Series A Preferred Stock (the "Series A Preferred Stock") of the Company and (ii) the number of warrants, $.01 par value (the "Warrants"), to purchase common stock, $.01 par value (the "Common Stock"), of the Company, in each case as set forth on the signature page hereof, upon the terms and conditions hereinafter set forth. The Series A Preferred Stock and the Warrants (together with the shares of the Common Stock underlying the Series A Preferred Stock and the Warrants) are collectively referred to herein as the "Securities."

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby acknowledge, agree and understand the following:

     1.  Subscription.
         ------------

          (a) Share Purchase.  The Investor hereby subscribes for the Securities
              --------------
set forth on the signature page of this subscription Agreement in exchange for the consideration set forth in Section 1(b) below. The Company's acceptance of the Investor's subscription shall be deemed acknowledgment of its receipt of such funds.

          (b) Consideration.  In consideration of the delivery to the Investor
              -------------
by the Company of that number of shares of (i) Series A Preferred Stock and (ii) Warrants set forth on the signature page hereto, the Investor hereby agrees to simultaneously deliver to the Company $2,000,000 in immediately available United States funds (the "Purchase Price") by electronic wire transfer to an account designated by the Company to the Investor prior to the Closing.

     2.  The Closing.  The closing of the purchase and sale of the Securities
         -----------
(the "Closing") shall take place at the offices of the Company, 7500 Flying Cloud Drive, Minneapolis, Minnesota 55344 at 10:00 a.m., Minneapolis time, on October 31, 1995, or at such other place or time as shall be agreed upon by the parties hereto. The date of the Closing is referred to herein as the "Closing Date."

     3.  Representations and Warranties of the Company.  The Company represents
         ---------------------------------------------
and warrants to the Investor as follows:

          (a) Organization.  The Company is a corporation duly organized,
              ------------
validly existing and in good standing under the laws of the State of Minnesota. The Company has no subsidiaries other than those listed on Schedule 3(a) hereto
                                                           -------------
and, other than as set forth on Schedule 3(a), the Company does not own,
                                -------------
directly or indirectly, any ownership, equity, profits,

-------------------------                                     ------------------
CUSIP NO.     450707 10 4            13D                      PAGE 8 OF 39 PAGES
-------------------------                                     ------------------

residual or voting interest in any corporation, partnership, joint venture or other entity and has no agreement or commitment to purchase any such interest.

          (b) Power and Authority.  The Company has the requisite corporate
              -------------------
power and authority and full legal right to enter into this Subscription Agreement, the Registration Rights Agreement, dated as of the date hereof (the "Registration Rights Agreement") among the Company and the Investor and the Warrant Agreement, dated as of the date hereof (the "Warrant Agreement"), between the Company and the Investor, to perform, observe and comply with all of its agreements and obligations hereunder and thereunder and to issue the Securities to the Investor. This Subscription Agreement, the Registration Rights Agreement. the Warrant Agreement and the documents executed and delivered by the Company in accordance herewith and therewith are collectively referred to herein as the "Transaction Documents."

          (c) Due Authorization.  The execution and delivery by the Company of
              -----------------
the Transaction Documents, the performance by it of all of its agreements and obligations under the Transaction Documents and the issuance of the Securities, have been duly authorized by all necessary corporate action on the part of the Company.

          (d) Enforceability.  Assuming the due execution and delivery of the
              --------------
Transaction Documents by the Investor, each of the Transaction Documents is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (e) Due and Valid Execution.  Each of the Transaction Documents to be
              -----------------------
executed and delivered by the Company has been duly and validly executed and delivered by the Company.

          (f) Capitalization.  At the Closing Date, the authorized capital stork
              --------------
of the Company will consist of 30,000,000 shares of capital stock, $.01 par value, of which 20,000,000 shares have been designated as Common Stock, 2,000 have been designated as the Series A Preferred Stock and 9,998,000 remain undesignated. As of September 30, 1995 there were issued and outstanding 7,479,581 shares of Common Stock, employee stock, options to purchase 937,584 shares of Common Stock of which options to purchase an aggregate of 491,613 shares of Common Stock were exercisable and warrants to purchase 437,051 shares of Common Stock. Immediately following the Closing, 2,000 shares of the Series A Preferred Stock will be issued and outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable. The shares of Series A Preferred Stock subscribed for hereunder will, at the time of issuance, have been duly authorized and validly issued and, upon receipt by the Company of the Purchase Price, will be fully paid and non-assessable. All of the shares of Common Stock underlying the Series A Preferred Stock and the Warrants have been duly and validly authorized and reserved for issuance, and upon the due and proper conversion of the Series A Preferred Stock or the due and proper exercise of the Warrants, as the case may be, and payment of the applicable conversion price or exercise price, will be

-------------------------                                     ------------------
CUSIP NO.     450707 10 4            13D                      PAGE 9 OF 39 PAGES
-------------------------                                     ------------------

validly issued, fully paid and non-assessable. Except as set forth in this Section 3(f) there are outstanding (i) no other shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no other options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

          (g) Agreements Not in Breach of Other Instruments.  The execution and
              ---------------------------------------------
delivery of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby will not result in a breach of any of the terms and provisions of, or constitute a default under, or conflict with, any contract or any other agreement, indenture or other instrument to which the Company is a party or by which it is bound, the Articles of Incorporation or Bylaws of the Company, any judgment, decree, order or award of any court, governmental body or arbitrator, or any law, rule or regulation applicable to the Company.

          (h) Title.  The Company has been authorized and directed to issue and
              -----
deliver the Securities to the Investor which it is issuing pursuant to this Subscription Agreement, and such Securities will be issued and delivered free and clear of all mortgages, liens, claims, encumbrances and other security arrangements or restrictions of any kind whatsoever, except such restrictions as may be imposed by the terms of this Subscription Agreement or applicable securities laws.

          (i)  SEC Filings.
               -----------

               (i) The Company has delivered to the Investor (A) the annual reports on Form 10-K for its fiscal years ended 1993 and 1994, (B) its quarterly report on Form 10-Q for its fiscal quarter ended June 30, 1995,
     (C) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 1994, and (D) all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission (the "SEC") since December 31, 1994.

               (ii) As of filing date, each such report or statement filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (iii) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

-------------------------                                    -------------------
CUSIP NO.     450707 10 4            13D                     PAGE 10 OF 39 PAGES
-------------------------                                    -------------------

          (j)  Financial Statements.
               --------------------

               (i) The audited financial statements and unaudited interim financial statements of the Company included in it,; annual reports on Form 10-K and the quarterly report on Form 10-Q referred to in Section 3(i) fairly present, in conformity with generally ;accepted accounting principles, applied on a consistent basis (except as may be indicated in the notes thereto), the financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

               (ii) Except as and to the extent set forth in the Balance Sheet (as defined below), the Company does not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) required to be disclosed by generally accepted accounting principles, except for liabilities and obligations incurred after the Balance Sheet Date (as defined below) in the ordinary course of business which would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, assets or properties of the Company (a "Material Adverse Effect"). For purposes of this Agreement, "Balance Sheet" means the Company's balance sheet as of June 30, 1995, including the notes thereto, as set forth in the Company's 10-Q referred to in Section 3(i) and "Balance Sheet Date" means the date of the Business Sheet.

          (k) Litigation.  There is no action, suit, investigation or proceeding
              ----------
pending against or, to the knowledge of the Company, threatened against or affecting, the Company or any of its respective properties before any court or arbitrator or any governmental body, agency or official which, if determined or resolved adversely to the Company, would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

          (l) Full Disclosure; No Misrepresentations.  No information contained
              --------------------------------------
in the representations and warranties of the Company, set forth in this Agreement or in any of the exhibits attached hereto or to be delivered to the Investor hereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     4.  Representations and Warranties of the Investor.  The Investor hereby
         ----------------------------------------------
represents and warrants to the Company as follows:

          (a) Investment Intention.  The Investor is acquiring the Securities
              --------------------
for investment solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Investor agrees and acknowledges that all dispositions of the Securities will comply with the applicable provisions of state and federal securities laws. The Investor also acknowledges transfer of the Securities will be severely restricted. The Investor further acknowledges that the Company will not Consent to a transfer of the Securities unless (i) the Securities have been registered under the Securities Act, (ii) a valid

-------------------------                                    -------------------
CUSIP NO.     450707 10 4            13D                     PAGE 11 OF 39 PAGES
-------------------------                                    -------------------

exemption from. the registration requirements of the Securities Act exists with respect to such Securities, (iii) the transferee meets the financial and other suitability standards required of an initial subscriber or (iv) such conditions are waived by the Company in its sole discretion. The Company may, in its sole and absolute discretion, require the Investor to deliver an opinion of counsel (from a law firm and in form and substance reasonably satisfactory) to the Company to the effect that any such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws. The Investor further acknowledges that the Company is under no obligation to register the Securities under the Securities Act on behalf of the Investor (except as set forth in the Registration Rights Agreement with respect to the shares of Common Stock underlying the Securities), to assist the Investor in complying with any exemption from registration.

          (b) Securities Unregistered.  The Investor acknowledges and represents
              -----------------------
that it has been advised by the Company that:

               (i) the offer and sale of the Securities have not been registered under the Securities Act or any state securities laws;

               (ii) the Securities must be held indefinitely and the Investor must continue to bear the economic risk of the investment in the Securities unless the offer and sale of such Securities is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

               (iii) there is no established market for the Series A Preferred Stock and it is not anticipated that there will be any public market for the Series A Preferred Stock in the foreseeable future;

               (iv) when and if the Securities may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition may be made only in limited amounts in accordance with the terms and conditions of such Rule;

               (v) a restrictive legend in the following form shall be placed on the certificates representing Securities;

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH SUCH ACT.

     A STATEMENT SUMMARIZING THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF THE VARIOUS CLASSES OF STOCK OR SERIES THEREOF MAY BE OBTAINED BY THE STOCKHOLDERS OF THE COMPANY, WITHOUT CHARGE, FROM THE PRINCIPAL OFFICES OF THE COMPANY."

-------------------------                                    -------------------
CUSIP NO.     450707 10 4            13D                     PAGE 12 OF 39 PAGES
-------------------------                                    -------------------

               (vi) a notation shall be made in the appropriate records of the Company indicating that the Securities are subject to restrictions on transfer and appropriate stop transfer instructions will be issued with respect to the Securities.

          (c) Additional Investment Representations.
              -------------------------------------

               (i) The Investor has carefully reviewed, is familiar with and understands each of the Articles of Incorporation and Bylaws of the Company and the other documents, records and information, if any, requested by the Investor or otherwise supplied by the Company;

               (ii) All documents, records and information pertaining to an investment in the Company which have been requested by the Investor have been made available or delivered to the Investor;

               (iii) No oral or written statement, printed material or inducement given or made by the Company or affiliate any of the Company is contrary to the information contained herein, and the Investor acknowledges and agrees that in making its decision to purchase the Securities it has relied solely on its own information, the information provided to the Investor by the Company pursuant to this Subscription Agreement, and the other documents, records and information requested by the Investor and independent investigations made by the Investor and, to the extent believed by the Investor to be appropriate, the Investor's representatives, including the Investor's own professional, financial, tax and other advisors;

               (iv) The Investor qualifies as an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act, and the information set forth on the signature page hereto is true and correct in all material respects;

               (v) The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

               (vi) The Investor has the requisite corporate power and authority and full legal right to enter into the Transaction Documents to perform, observe and comply with all of its agreements and obligations hereunder and thereunder;

               (vii) The execution and delivery of the Transaction Documents, the performance by the Investor of all of its agreements and obligations under the Transaction Documents, have been duly authorized by all necessary corporate action on the part of the Investor;

               (viii) The Investor is authorized and otherwise duly qualified to purchase and hold the Securities and the Investor has not been formed for the specific purpose of purchasing the Securities;

               (ix) Assuming the due execution and delivery of the Transaction Documents by the Company, each of the Transaction Documents is a valid and binding

-------------------------                                    -------------------
CUSIP NO.     450707 10 4            13D                     PAGE 13 OF 39 PAGES
-------------------------                                    -------------------

     obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating; to creditors rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and

               (x) None of the following has ever been represented, guaranteed or warranted to the Investor by or on behalf of the Company:

                   (A) that the Company will be profitable or that the Investor will realize tax benefits in connection with an investment in the Securities, or that the Investor will realize profits or losses, as a result of its investment in the Securities; or

                   (B) that the past, performance or experience on the part of any officer, director, stockholder, employee, agent or affiliate thereof, or any employee, agent or affiliate of the Company will in any way indicate the predictable results of ownership of capital stock of the Company or of the overall venture.

     5.  Indemnification.
         ---------------

          (a) Indemnification of the Company and the Company Affiliates.  For a
              ---------------------------------------------------------
period of three years from and after the date hereof, the: Investor shall indemnify and hold harmless the Company, its Control Persons and Affiliates (each as defined in the Exchange Act) (each a "Company Indemnified Party") from and against any loss, damage or expense, including, without limitation, reasonable attorneys' and consultants' fees, disbursements and expenses, suffered by the Company or any Company Indemnified Party arising or resulting from any inaccuracy in, or breach of any of the representations, warranties, covenants or agreements made by Investor herein or in any of the other Transaction Documents.

          (b) Indemnification of the Investor.  For a period of three years from
              -------------------------------
and after the date hereof, the Company shall indemnify and hold harmless the Investor, its Control Persons and Affiliates (each as defined in the Exchange
Act) (each an "Investor Indemnified Party"), as applicable, from and against any loss, damage or expense, including, without limitation, reasonable attorneys' and consultants' fees, suffered by the Investor or any Investor Indemnified
Part), arising or resulting from any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company herein or in any of the other Transaction Documents.

          (c) Procedure for Claims.  Within ten days after obtaining written
              --------------------
notice of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the party seeking indemnification shall give written notice of such claim ("Notice of Claim") to the other party. Failure to give such notice by the party seeking indemnification within said ten day period shall not relieve the indemnifying party of its obligations hereunder, unless the failure to so notify the identifying party actually results in

-------------------------                                    -------------------
CUSIP NO.     450707 10 4            13D                     PAGE 14 OF 39 PAGES
-------------------------                                    -------------------

damage or prejudice to such indemnifying party. Notice of Claim shall set forth a brief description of the facts giving rise to such claim and the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the party seeking indemnification.

          Upon receiving the Notice of Claim, the indemnifying party shall resist, settle or otherwise dispose of such claim in such manner as it shall deem appropriate, including the employment of counsel, and shall be responsible for the payment of all expenses, including the reasonable fees and expenses of such counsel. The indemnified party shall have the right to employ separate counsel in any such action and to participate in or assume the defense thereof, but the fees and expenses of such counsel shall be at the indemnified party's expense unless (i) the employment has been specifically authorized by the indemnifying party in writing, (ii) the indemnifying party has failed to assume the defense and employ counsel in a timely manner or (iii) the named parties to any action (including any impleaded parties) include both Investor and the Company, and the indemnified party has been advised by such counsel that representation of the Company and the Investor by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the Indemnifying party, the indemnifying party shall have neither the right nor the obligation to assume the defense of such action on behalf of the indemnified party).

          (d) Third Party Beneficiaries.  Nothing contained in this Section 5
              -------------------------
shall confer any rights upon, or inure to the benefit of, any third party other than those parties specified in Sections 5(a) and 5(b) above, it being understood( that such parties, to the extent not actually parties hereto, shall be third party beneficiaries.

     6.  Condition to the Company's Obligations.  The obligation of the Company
         --------------------------------------
to consummate the transactions contemplated hereby is expressly conditioned upon:

          (a) the execution and delivery by the Investor of the Transaction Documents; and

          (b) payment by the Investor to the Company of the Purchase Price.

     7.  Conditions to Investor's Obligations.  The obligation of the Investor
         ------------------------------------
to consummate the transactions contemplated hereby is expressly conditioned upon:

          (a) the execution and delivery of by the Company of the Transaction Documents;

          (b) the delivery to the Investor of certificates evidencing the Shares of Series A Preferred Stock and warrant certificates evidencing the Warrants, each issued in the name of the Investor; and

          (c) the delivery to the Investor of an opinion of counsel to the Company with respect to (1) the matters set forth in the fifth and sixth sentences of Section 3(f) above and

-------------------------                                    -------------------
CUSIP NO.     450707 10 4            13D                     PAGE 15 OF 39 PAGES
-------------------------                                    -------------------

(ii) the enforceability of the Certificate of Designation of the Series A Preferred Stock and the Warrant Agreement.

     8.  Miscellaneous.
         -------------

          (a) Notices.  Any and all notices or other communications provided for
              -------
herein shall be in writing and shall be considered duly given upon the earliest to occur of (i) personal delivery, (ii) two days after being delivered to a reputable overnight mail delivery courier or service, (iii) five days after being mailed by certified or registered mail, return receipt requested, postage prepaid or (iv) the delivering parties' receipt of a written confirmation of a facsimile transmission. All notices shall be addressed to the Company at its principal office and to the investor at its address last appearing on the stock records of the Company. Any party hereto may change its address by giving notice to the other party hereto as provided herein.

          (b) Effect and Interpretation.  Notwithstanding the place where this
              -------------------------
Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Minnesota without regard to the conflicts of laws provisions thereof.

          (c) Entire Agreement.  The Transaction Documents constitute the entire
              ----------------
agreement between the parties hereto with respect to the subject matter hereof any may be amended only by a writing executed by all parties. The Transaction Documents and the information contained herein expressly supersede all understandings and agreements of the parties, whether written or oral, between the parties with respect to the subject matter hereof.

          (d) Successors.  This Subscription Agreement and all the terms and
              ----------
provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto, and their Respective heirs, legal representatives, permitted successors and permitted assigns.

          (e) Pronouns and Headings.  As used herein, all pronouns shall include
              ---------------------
the masculine, feminine, neuter, singular and plural wherever the context and facts require such construction. The descriptive headings in the sections of this Subscription Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

          (f) Severability.  If any provision of this Subscription Agreement is
              ------------
held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Subscription Agreement.

          (g) Counterparts.  This Subscription Agreement may be executed
              ------------
simultaneously in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

-------------------------                                    -------------------
CUSIP NO.     450707 10 4            13D                     PAGE 16 OF 39 PAGES
-------------------------                                    -------------------

          (h) No Assignment.  This Subscription Agreement and the rights and
              -------------
obligations of the parties hereunder may not be assigned or delegated without the prior written consent of the non-assigning or non-delegating party.

          (i) Service of Process; Waiver of Jury Trial.  The parties hereby
              ----------------------------------------
consent to process being served in any suit, action or proceeding of the nature referred to above (A) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address shown below its signature hereto or (B) by serving; a copy thereof upon any party's authorized agent for service of process (to the extent permitted by applicable law, regardless whether the appointment of such agent for service of process for any reason shall prove to be ineffective or such agent for service of process shall accept or acknowledge such service); provided that, to the extent lawful
                                           --------
and practicable, written notice of said service upon said agent shall be mailed by registered or certified mail, postage prepaid, return receipt requested, to either party at its address shown below its signature hereto. The parties agree that such service, to the fullest extent permitted by law, (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein shall affect either party's right to serve process in any other manner permitted try law.

     THE PARTIES HERETO IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THE TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first above written.


                              THE COMPANY:
                              -----------

                              IVI PUBLISHING, INC., a Minnesota corporation



                              By:    /s/ Thomas P. Skiba
                                   ---------------------
                                  Title:  Vice President and Chief Financial
                                          Officer

-------------------------                                    -------------------
CUSIP NO.     450707 10 4            13D                     PAGE 17 OF 39 PAGES
-------------------------                                    -------------------

                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT
                    FOR CORPORATE AND PARTNERSHIP INVESTORS
                    ---------------------------------------

Note:  This page must be executed by an officer (in the case of a corporation)
----
or other authorized agent (in the case of a partnership) authorized to bind the corporation or partnership.

The undersigned hereby subscribes for the following Securities:

Number of Shares of Series A Preferred Stock:     2,000
     Number of Warrants:     12,500

     Total Purchase Price:   $2,000,000

Name of Investor:

DAVIDSON & ASSOCIATES, INC.


By:    /s/ J.R. Allewaert
     --------------------
     Its:  CFO

Taxpayer Identification No.:
                            ----------
Address of Principal Place of Business:

 19840 Pioneer Ave.
 Torrance, CA  90530


Date:  10/31/95

===============================================================================
Below this line to be completed by the Company Only

SUBSCRIPTION FOR THE ABOVE DESCRIBED SECURITIES ACCEPTED AS OF OCTOBER 31, 1995


                              IVI PUBLISHING, INC., a Minnesota corporation



                              By:    /s/ Thomas P. Skiba
                                   ---------------------
                                   Title:  Vice President and Chief Financial
                                           Officer

-------------------------                                    -------------------
CUSIP NO.     450707 10 4            13D                     PAGE 18 OF 39 PAGES
-------------------------                                    -------------------

STATE OF                               )

                                       )

COUNTY OF                              )

     I, _____________________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that the person whose name is subscribed to above. known to me to be the ________________________ of Davidson & Associates, Inc., appeared before me this day in person, and acknowledged and swore that he signed and delivered the said instruments on behalf of said entity for the uses and purposes therein set forth, and that the statements contained therein are true.

     Give under my hand and notarial seal as of the _____ day of ______________, 1995.

My Commission expires:


-----------------------------    ----------------------------------
                                          Notary Public

-------------------------                                    -------------------
CUSIP NO.     450707 10 4            13D                     PAGE 19 OF 39 PAGES
-------------------------                                    -------------------

                                 SCHEDULE 3(a)
                                 -------------

                 SUBSIDIARIES AND INVESTMENTS IN OTHER ENTITIES
                 ----------------------------------------------

1.   IVI Direct, Inc., a Minnesota corporation.

2.   Investment in America's Health Network, Inc.

3.   Virtual Communications, Inc.